Exhibit 99.1

Schwazze Appoints Forrest Hoffmaster as Interim Chief Executive Officer

DENVER, CO, February 23, 2024 – Medicine Man Technologies, Inc., operating as Schwazze, (OTCQX: SHWZ) (NEO: SHWZ) ("Schwazze" or the "Company"), today announced that Forrest Hoffmaster, the Company’s Chief Financial Officer, has been appointed to the additional role of interim Chief Executive Officer (“CEO”). This follows Nirup Krishnamurthy's resignation as CEO and as a member of the Board of Directors (“Board”), effective February 20, 2024, due to personal reasons.

Mr. Hoffmaster, who joined the Company in January 2023, brings over 30 years of executive experience in finance and operations for both public and private companies. Prior to Schwazze, Mr. Hoffmaster served as CEO of New Seasons Market, a specialty gourmet food retailer, where he navigated the company through one of the most disruptive periods in the retail grocery industry. Under his leadership, Mr. Hoffmaster implemented a focused growth and cost optimization program, enabling the company to grow EBITDA by over 30% in two years. Prior to New Seasons Market, Forrest held leadership positions with other leading grocers including Whole Foods Market and H-E-B.

“Forrest is well-positioned to seamlessly step in and lead the Company’s day-to-day operations as we conduct our search for a permanent successor,” said Justin Dye, Chairman of the Board. “With Forrest’s proven track record and deep retail expertise, we plan to continue leveraging our operating playbook to drive strong Adjusted EBITDA margins and consistent cash flow generation. On behalf of the Board, I’d like to wish Nirup the best in his future endeavors.”

About Schwazze

Schwazze (OTCQX: SHWZ) (NEO: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector.

Medicine Man Technologies, Inc. was Schwazze's former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth. To learn more about Schwazze, visit https://schwazze.com/.

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "may," "will," "could," "would," "should," "expect," "intends," "plans," "strategy," "prospects," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@schwazze.com